EXHIBIT 99.1
News
For Immediate Release


El Paso Corporation Subsidiaries and California Parties File
Structural Settlement to Resolve Claims Relating to Western Energy
Crisis

HOUSTON, TEXAS, JUNE 4, 2003-El Paso Corporation (NYSE:EP) today announced that its subsidiaries El Paso Natural Gas Company, El Paso Merchant Energy Company, and El Paso Merchant Energy - Gas, L.P., together with the Public Utilities Commission of the State of California, Southern California Edison Company, Pacific Gas & Electric Company, and the City of Los Angeles, filed with the Federal Energy Regulatory Commission for approval of a Structural Settlement reached among them in complete resolution of Chief Judge Curtis Wagner's decisions of October 9, 2001 and September 23, 2002 relating to the energy crisis in the Western United States.

The Structural Settlement is one part of an overall settlement between El Paso Corporation and numerous public and private parties in California, Nevada, Oregon, and Washington to resolve claims that El Paso's actions caused the prices of natural gas and electricity to increase in the Western United States. The remaining portions of the settlement are in final stages of preparation. The company expects that all related documents will be approved by the parties and executed within the next two weeks.

"El Paso and the other parties have worked night and day to resolve their differences in these complicated proceedings, and the filing of the Structural Settlement is the first critical step to put these issues to rest so that El Paso and its stakeholders can move forward with certainty," said Ronald L. Kuehn, Jr., chairman and chief executive officer of El Paso Corporation. "We hope that the Federal Energy Regulatory Commission will promptly review the settlement and approve it as being in the public interest."

El Paso Corporation is the leading provider of natural gas services and the largest pipeline company in North America. The company has core businesses in pipelines, production, and midstream services. Rich in assets, El Paso is committed to developing and delivering new energy supplies and to meeting the growing demand for new energy infrastructure. For more information, visit www.elpaso.com.

Cautionary Statement Regarding Forward-Looking Statements
This release includes forward-looking statements and projections, made in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The company has made every reasonable effort to ensure that the information and assumptions on which these statements and projections are based are current, reasonable, and complete. However, a variety of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, including, without limitation, our ability to attract and retain qualified members of the Board of Directors; the successful recruitment and retention of a qualified CEO; the successful implementation of the 2003 operational and financial plan; the successful implementation of the settlement related to the Western Energy Crisis; material and adverse impacts from our proxy contest with Selim Zilkha/Oscar Wyatt; actions by the credit rating agencies; the successful close of financing transactions; our ability to successfully exit the energy trading business; our ability to divest of certain non-core assets; changes in commodity prices for oil, natural gas, and power; general economic and weather conditions in geographic regions or markets served by El Paso Corporation and its affiliates, or where operations of the company and its affiliates are located; the uncertainties associated with governmental regulation; political and currency risks associated with international operations of the company and its affiliates; inability to realize anticipated synergies and cost savings associated with restructurings and divestitures on a timely basis; difficulty in integration of the operations of previously acquired companies, competition, and other factors described in the company's (and its affiliates') Securities and Exchange Commission filings. While the company makes these statements and projections in good faith, neither the company nor its management can guarantee that anticipated future results will be achieved. Reference must be made to those filings for additional important factors that may affect actual results. The company assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by the company, whether as a result of new information, future events, or otherwise.


Additional Important Information
To the extent that individual customers, independent industry researchers, financial analysts, or El Paso commissioned research are quoted in this document, it is El Paso's policy to use reasonable efforts to verify the source and accuracy of the quote. El Paso has not, however, sought or obtained the consent of the quoted source to the use of such quote as proxy soliciting material. This document may contain expressions of opinion and belief. Except as otherwise expressly attributed to another individual or entity, these opinions and beliefs are the opinions and beliefs of El Paso.


Contacts
Communications and Government Affairs
Norma F. Dunn, Senior Vice President
Office: (713) 420-3750
Fax: (713) 420-3632

Investor Relations
Bruce L. Connery, Vice President
Office:  (713) 420-5855
Fax:     (713) 420-4417

Alternate Contacts
Joele Frank/Dan Katcher
Joele Frank, Wilkinson Brimmer Katcher
Office: (212) 355-4449
Fax: (212) 355-4554